UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 6, 2012

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of pri\ncipal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2012, acting by unanimous written consent, the Compensation Committee (the “Committee”) of the Board of Directors of Community Health Systems, Inc., a Delaware corporation (the “Company”), made certain adjustments to the 2012 performance goals for the cash incentive compensation plans for both Wayne T. Smith, Chairman, President and Chief Executive Officer, and W. Larry Cash, Executive Vice President and Chief Financial Officer. For 2012, the cash incentive opportunities for these two named executive officers will be reduced if 2012 Total Shareholder Return Percentile Rank (as defined and described below) is not above the 75th percentile. Any reductions will be applied to the current goals for “Continuing Operations EPS” and “Net Revenues” as follows:

TSR Percentile Rank	Bonus Percent Reduction (as a percentage of base salary) to Continuing Operations EPS Performance Goal	Bonus Percent Reduction (as a percentage of base salary) to Net Revenues Performance Goal	Total Percent Reduction (as a percentage of base salary)
60th – 75th	2.5%	2.5%	5%
50th – 59th	5%	5%	10%
40th – 49th	7.5%	7.5%	15%
Below 40th	10%	10%	20%

The 2012 performance goals and incentive compensation opportunity with respect to “Corporate EBITDA” and “Performance Improvements” will not be affected by these adjustments.

“Total Shareholder Return Percentile Rank” means the relative growth of the Company’s price per share of common stock compared to the “TSR Peer Group.” The “TSR Peer Group” consists of the following companies: HCA Holdings, Inc., Tenet Healthcare Corporation, Universal Health Services, Inc., Kindred Healthcare, Inc., Vanguard Health Systems, Inc., Health Management Associates, Inc., Lifepoint Hospitals, Inc., and HealthSouth Corporation; this peer group includes healthcare facilities companies (with 2011 revenues greater than $2 billion). Mr. Smith and Mr. Cash have each agreed to these changes to their compensation arrangements.

Although no compensation decisions have been made for 2013, it is the intention of the Compensation Committee that incentive compensation awards for both of Messrs. Smith and Cash will include Total Shareholder Return Percentile Rank performance goals, using rankings and salary percentages that are the inverse of the reductions set forth above.

No other changes to named executive officer compensation for 2012 have been made. A complete discussion of executive compensation, including compensation for 2012, is set forth beginning at page 22 of the Company’s proxy statement issued in connection with the annual meeting of stockholders held on May 15, 2012. http://www.chs.net/investor/current_annual_report.html

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 6, 2012	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith
Chairman of the Board, President and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash
Executive Vice President, Chief Financial Officer and Director (principal financial officer)